Exhibit 10.1

Execution Version

LOAN AND SECURITY AGREEMENT

AND

FIRST AMENDMENT TO LOAN AGREEMENT

THIS LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT TO LOAN AGREEMENT, dated as of April 20, 2018 (this “Agreement”), is made and entered into by and among MONACO FINANCIAL, LLC, a California limited liability company (“Lender”), and ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Borrower”).

Witnesseth:

WHEREAS, effective as of November 30, 2017, Borrower, Lender, and other parties entered into a settlement agreement (the “Settlement Agreement”) resolving various claims relating to the shipwreck of the SS Central America;

WHEREAS, on or about January 10, 2018, Borrower received a $15.0 million payment (the “Settlement Payment”) relating to the Settlement Agreement, with the Settlement Payment ultimately to be remitted to Lender;

WHEREAS, Borrower has previously remitted a significant part of the Settlement Payment to Lender and has requested that Lender allow Borrower to retain $1.0 million (the “Retained Amount”) of the Settlement Payment, with the Retained Amount to be treated as a loan from Lender to Borrower, repayable in accordance with the terms of this Agreement;

WHEREAS, Borrower owes Lender an amount equal to $99,367 (the “Rent Amount”) for rent payable with respect to real property located at 5215 W. Laurel Street, Tampa, Florida;

WHEREAS, Borrower has requested that Lender agree that the Rent Amount to be treated as a loan from Lender to Borrower, repayable in accordance with the terms of this Agreement; and

WHEREAS, on the terms and subject to the conditions set forth herein, Lender is willing to treat the Retained Amount and the Rent Amount as loans from Lender to Borrower, with the indebtedness to be evidenced by a secured promissory note in the aggregate principal amount of $1,099,367 (the “Note”).

Article 1

Definitions

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“Acquisition Agreement” means the Acquisition Agreement, dated December 10, 2015, by and among Borrower, Lender, and certain Affiliates of Lender.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Collateral” has the meaning set forth in Appendix A attached hereto.

“Loan Documents” means this Agreement and the Note.

“Maturity Date” means the first anniversary of the date of this Agreement.

“Obligations” means the Loan (as defined below), accrued interest, and all attorneys’ fees, court costs and expenses of whatever kind incident to the collection of the Loan, accrued interest, and the enforcement and protection of the security interest created hereby.

“Other Loan Documents” has the meaning set forth in Appendix B attached hereto.

“Other Obligations” has the meaning set forth in Appendix B attached hereto.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“$” means United States Dollars.

Article 2

Loan

Section 2.01. Loan. Subject to the terms and conditions of this Agreement and the Note, Lender agrees to treat the Retained Amount and the Rent Amount as loans from Lender to Borrower in the aggregate amount of $1,099,367 (the “Loan”).

Section 2.02. Maturity Date. The entire unpaid principal sum disbursed and outstanding, together with any interest thereon remaining unpaid and any other sums due Lender in connection with the Loan shall be due and payable in full no later than the Maturity Date.

Section 2.03. The Note. The Loan shall be evidenced by and repaid in accordance with the terms of the Note. The repayment terms applicable to the Loan are set forth in the Note. Interest shall accrue on amounts outstanding under the Note as set forth therein.

Section 2.04. Payments. All payments of principal, interest, and any other amounts due hereunder or under the Note shall be made to Lender by wire transfer in immediately available funds to the account designated in writing by Lender.

Article 3

Security

Section 3.01. Grant of Security Interest. As security for the Obligations and the Other Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral and all substitutions, replacements, additions, accessions, proceeds, products to or of the Collateral.

Section 3.02. Secured Indebtedness. The security interest granted hereby shall secure the prompt payment of the Obligations, the Other Obligations, and the prompt performance of each of the covenants and duties under this Agreement, the Loan Documents, and the Other Loan Documents.

Section 3.03. Perfection by Filing. Borrower hereby specifically authorizes Lender at any time and from time to time to file financing statements, continuation statements, similar perfection documents, and amendments thereto that describe the Collateral and contain any other information required by the applicable law of the jurisdiction of organization of Borrower for the sufficiency or filing office acceptance of any financing statement, continuation statement, similar perfection documents, or amendment.

Section 3.04. Perfection Other Than by Filing. At any time and from time to time, Borrower shall take such steps as Lender may reasonably request for Lender to ensure the continued perfection and priority of Lender’s security interest in any of the Collateral and of the preservation of its rights therein.

Article 4

Representations and Warranties of Borrower

Borrower represents and warrants to Lender as follows:

Section 4.01. Organization. Borrower (a) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite power to own its property and conduct its business as now conducted.

Section 4.02. Authorization. The execution, delivery, and performance of the Loan Documents and the transactions contemplated hereby and thereby (a) are within the authority of Borrower, (b) have been duly authorized by all necessary proceedings of Borrower, (c) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule, or regulation to which Borrower, and (d) do not conflict with any provision of the articles of incorporation or organization, operating agreement, or other organizational document of Borrower.

Section 4.03. Enforceability. The execution, delivery, and performance of the Loan Documents will result in valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.04. Governmental Approvals. The execution, delivery, and performance by Borrower of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority the failure of which to obtain would reasonably be expected to have a material adverse effect on Borrower.

Article 5

Representations and Warranties of Lender

Lender represents and warrants to Borrower as follows:

Section 5.01. Organization. Lender (a) is a company duly incorporated and registered, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (b) has all requisite power to own its property and conduct its business as now conducted.

Section 5.02. Authorization. The execution, delivery, and performance of the Loan Documents and the transactions contemplated hereby and thereby (a) are within the authority of Lender, (b) have been duly authorized by all necessary proceedings of Lender, (c) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule, or regulation to which any Lender is subject, and (d) do not conflict with any provision of the articles of association, operating agreement, or other organizational document of Lender.

Section 5.03. Enforceability. The execution, delivery, and performance of the Loan Documents will result in valid and legally binding obligations of the Lender and its successors and assigns, enforceable against them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 5.04. Governmental Approvals. The execution, delivery, and performance by Lender of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority the failure of which to obtain would reasonably be expected to have a material adverse effect on Lender.

Article 6

Covenants of Borrower

Section 6.01. Payment. Borrower will pay or cause to be paid the principal and interest on the Loan and all fees and other amounts provided for in this Agreement and the Note, all in accordance with the terms of this Agreement and the Note.

Section 6.02. Conduct of Business. Borrower will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement. Without 10 days’ prior written notice to Lender, Borrower shall not change its name or the location of its principal executive office. If Borrower changes its name or location of doing business, Borrower shall promptly execute any and all financing statements and amendments or continuations thereof and any other documents that Lender may reasonably request to evidence, continue, and/or perfect any security interest in or pledge of collateral securing the Loan.

Article 7

Default and Remedies

Section 7.01. Events of Default. Lender’s delivery of a written notice to Borrower of the occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a)    any default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within five days;

(b)    any material misrepresentation by Borrower hereunder or under the Note; or

(c)    any failure by Borrower to perform any of its obligations, covenants or agreements under any of the Loan Documents.

Section 7.02. Remedies. Upon the occurrence and continuation of any Event of Default described in Section 7.01 that has not been cured within five days, the indebtedness evidenced by the Note shall be immediately due and payable in full upon demand by Lender; and upon the occurrence and continuation of any other Event of Default described above, Lender at any time thereafter may at their option accelerate the maturity of the indebtedness evidenced by the Note. Upon the occurrence of any such Event of Default, demand by Lender, and the acceleration of the maturity of the indebtedness evidenced by the Note, Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity, or by statute.

Section 7.03. Remedies Cumulative; No Waiver. No right, power, or remedy conferred upon or reserved to Lender by this Agreement or the Note is intended to be exclusive of any other right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder, or under the Note, or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power, or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power, or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power, and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

Article 8

Amendment to Loan Agreement

Section 8.01. Amendment. The unnumbered last paragraph of Section C.3. of the “Background” section of the 2014 Agreement (as defined in Appendix B attached hereto) is hereby amended by deleting the phrase “30 days” and inserting the phrase “seven months” in lieu thereof.

Section 8.02. Reaffirmation. Except as modified in Section 8.01, the 2014 Agreement shall remain in full force and effect. All references in the 2014 Agreement to “this Agreement,” “herein,” “hereunder” and words of similar import shall mean the 2014 Agreement, as modified in Section 8.01.

Article 9

Miscellaneous

Section 9.01. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Borrower:	Odyssey Marine Exploration, Inc.
5215 West Laurel Street
Tampa, Florida 33607
Attention: President and CEO
Email: mark@odysseymarine.com

With a copy to:	Akerman LLP
401 East Jackson Street
Suite 1700
Tampa, Florida 33602
Attention: David M. Doney
Email: david.doney@akerman.com

If to Lender:	c/o Borchard & Callahan, APC
25909 Pala
Suite 300
Mission Viejo, California 92691
Attention: Thomas Borchard
Email: tborchard@borchardlaw.com

Section 9.03. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 9.04. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06. Entire Agreement. This Agreement and the Note constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 9.07. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Lender may assign its rights (but not delegate its obligations) hereunder to any of Lender’s Affiliates without the prior written consent of Borrower.

Section 9.08. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.09. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA IN EACH CASE LOCATED IN THE CITY OF TAMPA AND COUNTY OF HILLSBOROUGH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09(c).

Section 9.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MONACO FINANCIAL, LLC		ODYSSEY MARINE EXPLORATION, INC.

By:		By:
	Michael A. Carabini President		Mark D. Gordon President and Chief Executive Officer

Appendix A

Rights Collateral

For purposes of this Agreement:

“Collateral” means Borrower’s right to receive 21.25% of the Net Proceeds with respect to each Covered Shipwreck, where:

“Covered Shipwrecks” means (a) the shipwrecks included in the proprietary shipwreck database and research library of Borrower as of December 10, 2015, excluding any Excluded Shipwrecks, and (b) any other shipwrecks discovered or identified by or presented to Borrower or Lender or any of its Affiliates during the five-year period ending December 10, 2020.

“Excluded Shipwrecks” means the wrecks associated with these projects of Borrower as of December 10, 2015: the HMS Victory Project, the HMS Sussex Project, the Enigma II Project, and the C-46 Airplane Cargo Project.

“Net Proceeds” means, with respect to each Covered Shipwreck, an amount equal to the difference between (a) the proceeds to Lender or any of its Affiliates from sales of the portion of Valuable Trade Cargo from such Covered Shipwreck that is monetized by Lender or any of its Affiliates, and (b) the Recovery Costs incurred by Lender or any of its Affiliates related to such Covered Shipwreck.

“Recovery Costs” means (a) all reasonable and direct costs and expenses for offshore archaeological operations with respect to a Covered Shipwreck, plus any costs of conservation, documentation, certification, legal fees, transportation and any other costs that are reasonably necessary to complete a project related to such Covered Shipwreck, in each case incurred by Lender or any of its Affiliates; (b) any payments or percentages to owners, governments or other entities as may be negotiated or determined by a court of competent jurisdiction; (c) any percentages up to 5.0% paid or incurred as marketing fees; and (d) any percentages paid to investors (whether Lender, Borrower, any of their respective Affiliates, or a third party), provided that those obligations were disclosed in advance and Borrower has been provided with a right of refusal to participate proportionally in any investment that may be required to fund the project for such Covered Shipwreck to prevent any dilution to Borrower’s economic interest in Covered Shipwreck.

“Valuable Trade Cargo” means numismatic coins, collectible coins, bullion coins, bullion, ingots, pottery and other valuable trade goods that are recovered from any Covered Shipwreck that will be available for sale by any of Lender or any of its Affiliates.

Appendix B

Other Loan Documents and Other Obligations

For purposes of this Agreement:

“Other Loan Documents” means (a) the Loan Agreement, dated as of August 14, 2014 (the “2014 Agreement”), between Lender and Borrower, (b) the Promissory Note, dated as of October 30, 2015, in the principal amount of $2.0 million, by Borrower in favor of Lender, (c) the Loan and Security Agreement, dated as of April 15, 2016 (the “2016 Agreement”), among Borrower, certain subsidiaries of Borrower, and Lender, and (d) each of the promissory notes delivered pursuant to the 2014 Agreement and the 2016 Agreement, in each case as the documents described in the foregoing clauses (a) through (d) have been amended to date.

“Other Obligations” means principal, accrued interest, and all attorneys’ fees, court costs and expenses of whatever kind incident to the collection of the loans made pursuant to the Other Loan Documents, and the enforcement and protection of the security interests created hereby.